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                                                                   EXHIBIT 23.8

CONSENT OF MORGAN STANLEY & CO. INCORPORATED

July 31, 1998

BANC ONE CORPORATION
100 East Broad Street
Columbus, Ohio 43271

Dear Sirs:

  We hereby consent to the inclusion in the Registration Statement on Form S-4 relating to the proposed merger of BANC ONE CORPORATION ("BANC ONE") with and into BANK ONE CORPORATION ("BANK ONE"), a wholly-owned subsidiary of BANC ONE, to be immediately followed by the merger of First Chicago NBD Corporation with and into BANK ONE, of our opinion letter to the Board of Directors of BANC ONE included as Appendix C to the Joint Proxy Statement-Prospectus that is a part of the Registration Statement, and to the references to such letter and our firm name in such Joint Proxy Statement-Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                     Very truly yours,

                                     MORGAN STANLEY & CO. INCORPORATED

                                     By:       /s/ William M. Weiant
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